Exhibit 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 29 to the statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: November 12, 2025

Glencore AG

By:	/s/ John Burton
Name:	John Burton
Title:	Attorney-in-Fact

Glencore International AG

By:	/s/ John Burton
Name:	John Burton
Title:	Attorney-in-Fact

Glencore plc

By:	/s/ John Burton
Name:	John Burton
Title:	Attorney-in-Fact